UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2020

INCEPTION MINING INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55219	35-2302128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5330 South 900 East, Suite 280

Murray, Utah 84107

(Address of principal executive offices) (zip code)

(801) 312-8113

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 18, 2020, the Company’s Board of Directors, after consultation with Sadler Gibb & Associates, LLC, the Company’s independent registered public accounting firm, determined that it will be required to restate its previously issued unaudited financial statements for the second and third quarters of 2019 that were previously filed on Form 10-Q on August 14, 2019 and on November 14, 2019, respectively and the previously issued audited financial statements that were filed on Form 10-K on March 30, 2020. The Company’s prior financial statements for these periods should therefore no longer be relied upon.

The restatements will be required because of the valuation method used on a convertible note and warrants that were entered into during the second quarter of 2019. The Company originally used a binomial method to value the derivative liability associated with this convertible note. However, it was determined that a more complex valuation method was needed to correctly value the derivative liability. Therefore, the restatements will reflect the revised valuations of the derivative liability on this convertible note during the periods mentioned.

The corrections to the aforementioned financial statements will be summarized in amendments to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, and Annual Report on Form 10-K for the annual period ended December 31, 2019 which will have been reviewed by the Company’s independent registered public accounting firm, and which the Company expects to file as soon as practicable after the filing of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INCEPTION MINING INC.

Date: May 22, 2020	By:	/s/ Trent D’Ambrosio
	Name:	Trent D’Ambrosio
	Title:	Chief Executive Officer (Principal Executive Officer)